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                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-86257

Supplement, Dated May 11, 2000, to Prospectus, Dated September 17, 1999, of
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UnitedGlobalCom, Inc.
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Additional Selling Securityholders. The following selling securityholders are added to the list of selling securityholders in the prospectus:



                                                 Number of Depositary Shares
                                                 ---------------------------
Name of Selling Securityholder                       Owned        Offered
-----------------------------------------------  -------------  ------------

Chase Vista Growth & Income Fund...............         80,000        80,000

Morgan Stanley Dean Witter.....................         12,870        12,870

Salomon Smith Barney Inc.......................         86,500        86,500

Donaldson, Lufkin & Jenrette Securities Corp. .      1,237,130     1,237,130


Salomon Smith Barney Inc. and Donaldson, Lufkin & Jenrette Securities Corp. were initial purchasers in the June 1999 private placement offering through which the selling securityholders acquired their shares, resulting in material relationships between us and the initial purchasers. Morgan Stanley Dean Witter has served us an underwriter for certain of our other securities offerings, resulting in a material relationship between us and Morgan Stanley Dean Witter.